EXHIBIT 24.2

WRITTEN CONSENT

OF

REQUISITE MEMBERS OF THE BOARD OF MANAGERS

OF

SHELLPOINT MORTGAGE ACCEPTANCE LLC

October 10 , 2012

The undersigned, constituting all of the members of the Board of Managers (the “Board”) of Shellpoint Mortgage Acceptance LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), do hereby unanimously consent, pursuant to the Delaware Limited Liability Company Act, as amended from time to time (the “Act”), and the terms of the Limited Liability Company Agreement of the Company, dated as of October 9, 2012, as amended from time to time (the “LLC Agreement”), to the adoption of the resolutions set forth herein and that such action be taken without a meeting pursuant to the Act and the LLC Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the LLC Agreement.

General Authorizations

RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to procure all books and records required, necessary, appropriate or convenient to the management, business and affairs of the Company; and it is

FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized and directed to pay all charges and expenses incident to or arising out of the organization of the Company, and to reimburse any person who has made any disbursements therefore; and it is

FURTHER RESOLVED, that the Treasurer of the Company (“Treasurer”) be and hereby is, authorized, empowered and directed to designate one or more banks (hereinafter called the “Banks”) as depository for the funds of the Company, and to open and maintain one or more bank accounts for the Company at such Banks as the Treasurer shall determine, and that in connection therewith the Treasurer may execute and deliver on behalf of the Company such forms of banking resolutions as the Banks may require and the Treasurer may approve, and that any such resolution, when executed by such officer and inserted in the minute book of the Company, shall be deemed to be duly adopted resolutions of the Board of the Company with the same full force and effect as if such resolutions had been set forth herein in their entirety; and it is

FURTHER RESOLVED, that the Treasurer of the Company be, and hereby is, authorized, empowered and directed to draw checks upon or make withdrawals by electronic means or otherwise from any of the accounts of the Company at the Banks at which the

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Company establishes an account pursuant to the foregoing resolutions, or to designate others to do so; and it is

FURTHER RESOLVED, that in compliance with the laws of the State of Delaware, the Company have and continuously maintain a registered office within Delaware and have an agent at all times in charge thereof upon which agent process against the Company be served; and it is

FURTHER RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed on behalf of the Company, to make and file any certificate or report as may be required by law to be filed in any State, Territory or dependency of the United States or in the District of Columbia in which the officers shall find it necessary to file the same to authorize the Company to transact business or to register the name of the Company; and it is

FURTHER RESOLVED, that a form of seal bearing the words and figures “Shellpoint Mortgage Acceptance LLC, Limited Liability Company Seal, Delaware 2012” be, and it is hereby approved and adopted as and for the seal of the Company; and it is

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver or cause to be made, executed and delivered all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Company or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the business purpose of the Company and to be in the best interest of the Company (as conclusively evidenced by the taking of such action or the execution and delivery of such agreements, undertakings, documents, instruments or certificates, as the case may be, by or under the direction of any officer), and that all acts, deeds and things heretofore done or performed by the officers in connection with the subject of the foregoing Resolutions be, and hereby are approved, ratified and confirmed in all respects.

Approval to File Shelf Registration Statement

WHEREAS, the Company intends to pool mortgage loans and deposit the same into separate securitization trusts and publicly issue, from time to time, mortgage backed securities in an aggregate amount not to exceed $1,000,000,000 (One Billion Dollars); and

WHEREAS, in order to so access the capital markets through securitization, senior management of the Company is requesting the Board authorize the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) with respect to the offering, from time to time, of mortgage backed securities in an aggregate amount not to exceed $1,000,000,000.

NOW THEREFORE, BE IT:

RESOLVED, that the Board hereby authorizes the Company to prepare and file with the SEC a Registration Statement with respect to the offering, from time to time, of mortgage backed securities in an aggregate amount not to exceed $1,000,000,000; and it is

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FURTHER RESOLVED, that the CEO, the Senior Vice President, any Vice President, the Treasurer and such other officers as are specifically authorized in writing by the CEO in their capacities as such (each, an “Authorized Officer”) is hereby authorized to prepare, approve the form of, sign and cause to be filed with the SEC on behalf of the Company, in accordance with the provisions of the Securities Act of 1933 and the SEC’s rules and regulations thereunder, a Registration Statement on Form S-3, and any amendments thereto, with respect to the registration of One Billion Dollars ($1,000,000,000) Mortgage Pass-Through Certificates and Mortgage-Backed Notes (together, the “Securities”); and it is

FURTHER RESOLVED, that each of the Authorized Officers is hereby also authorized to prepare, approve the form of, sign on behalf of the Company and cause to be filed such amendments and supplements to the Registration Statement, including, without limitation, the financial statements and schedules, exhibits and form of Prospectus required as a part thereof, which each such Authorized Officer in his or her sole discretion find necessary or desirable in order to effect the registration and takedown therefrom; and it is

FURTHER RESOLVED, that each of the Authorized Officers of the Company and its counsel with full authorization to act without the others, is hereby authorized to appear on behalf of the Company before the SEC in connection with any matter relating to the Registration Statement and to any amendment thereto; and it is

FURTHER RESOLVED, that each of the Authorized Officers, with full authority to act without each of the others, is hereby authorized to execute, in the name and on behalf of the Company, one or more Powers of Attorney, constituting and appointing the attorney-in-fact and agent of the Company with full power to act without the others, to sign the Registration Statement and any and all amendments thereto, with power where appropriate to affix the seal of the Company and to attest said seal, to file the Registration Statement and each amendment so signed with all exhibits thereto with the Securities and Exchange Commission;

FURTHER RESOLVED, that each of the Authorized Officers, with full authority to act without each of the others, is hereby authorized to execute, in the name and on behalf of the Company, one or more Powers of Attorney, constituting and appointing the attorney-in-fact and agent of the Company with full power to act without the others, to sign the Registration Statement and any and all amendments thereto, to file the Registration Statement and each amendment so signed with all exhibits thereto with the SEC; and it is

FURTHER RESOLVED, that each of the Authorized Officers or the Secretary of the Company, with full authority to act without the others, is hereby authorized and directed in the name and on behalf of the Company to take any and all actions which he or she may deem necessary or advisable in order to obtain a permit, register or qualify the Securities for issuance and sale or to request an exemption from registration of the Securities, to register or obtain a license of the Company as a dealer or broker under the securities laws of such of the states of the United States of America as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify,

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file and publish all such applications, reports, issuer’s covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments as may be deemed by such officer to be useful or advisable to be filed, and that the Board hereby adopts the form of any and all resolutions required by any such state authority in connection with any such applications, reports, issuer’s covenants, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments if (i) in the opinion of the officer of the Company so acting the adoption of such resolutions is necessary or advisable and (ii) the Secretary of the Company evidences such adoption by filing with this Unanimous Written Consent copies of such resolutions, which shall thereupon be deemed to be adopted by the Board and incorporated in this Unanimous Written Consent as part of this resolution with the same force and effect as if included herein, and that the Authorized Officers and the Secretary of the Company take any and all further action which they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interest of the Company; and it is

FURTHER RESOLVED, that it is in the best interests of the Company that the Securities be qualified or registered for sale in various states, that each of the Authorized Officers and the Secretary of the Company and its counsel is hereby authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Securities as such Authorized Officers and the Secretary may deem advisable, that each of such Authorized Officers and Secretary is hereby authorized to perform on behalf of the Company any and all such acts as he or she may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and the execution by any such Authorized Officer or Secretary of any such paper or document or the doing by any of them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents to be executed and the action so taken; and it is

FURTHER RESOLVED, that (i) the establishment of the trust fund (the “Trust Fund”) for any series (a “Series”) of Securities, (ii) the issuance and sale of the Securities of such Series, with such designations, original principal amounts, pass-through rates, interest rates and such other terms, all substantially as set forth in the Registration Statement and the Prospectus and Prospectus Supplement relating to such Series and (iii) the conveyance to the Trust Fund of mortgage loans having aggregate principal amounts approximately equal to the aggregate principal amounts of the Securities which constitute such Series, in return for such Securities, are hereby approved; and it is

FURTHER RESOLVED, that the preparation of a Prospectus Supplement relating to the Securities of each Series and the use of the Prospectus Supplement and Prospectus in connection with the sale of the Securities offered thereby is hereby approved; and it is

FURTHER RESOLVED, that (i) the proposed form and terms of the Pooling and Servicing Agreement, Servicing Agreement, Trust Agreement, Indenture or any other related agreement, document or instrument for any Series of Securities (collectively, the “Offering Documents”), as

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described in the Registration Statement and the Prospectus and the Prospectus Supplement relating to such Series, are hereby approved by the Company and (ii) each of the authorized Officers is hereby authorized to execute and deliver the Offering Documents, generally in a form previously executed by the Company, with such changes as any of the Authorized Officers may deem necessary or advisable; and it is

FURTHER RESOLVED, that the proposed form and terms of any Underwriting Agreement among one or more underwriters and the Company, as described in the Registration Statement and any Prospectus and Prospectus Supplement for each Series is hereby approved, and each of the Authorized Officers is hereby authorized to execute and deliver any such Underwriting Agreements, generally in a form previously executed by the company, with such changes as any of the Authorized Officers may deem necessary or advisable; and it is

FURTHER RESOLVED, that each of the Authorized Officers is hereby authorized to request the Trustee under the applicable Articles and Sections of the Pooling and Servicing Agreement, Servicing Agreement, Trust Agreement or Indenture to authenticate, or cause the Certificate Registrar to authenticate, the Securities of any Series and to deliver the same in accordance with the orders of the Company; and it is

FURTHER RESOLVED, that, upon such request, the execution of the Securities for such Series by the Trustee under the applicable Pooling and Servicing Agreement, Servicing Agreement, Trust Agreement or Indenture and their authentication by the Trustee or the Certificate Registrar is authorized by the Company, and each of the Authorized Officers is hereby authorized, upon receipt of the price for the underwritten Securities stated in any Underwriting Agreement to be paid to the Company, to deliver or cause to be delivered such underwritten Securities in accordance with the terms of such Underwriting Agreement; and it is

FURTHER RESOLVED, that each class or classes of Securities of any Series created and issued under any Pooling and Servicing Agreement, Servicing Agreement, Trust Agreement or Indenture is hereby authorized to be sold pursuant to any applicable Underwriting Agreement or Purchase Agreement, or any similar agreement, generally in a form previously executed by the Company with such changes as any of the Authorized Officers may deem necessary or advisable either at the time of issuance or thereafter, including for the purpose of creating a new Series of Securities; and it is

FURTHER RESOLVED, that the execution of any agreement, instrument or document by an Authorized Officer of the Company pursuant to these resolutions shall constitute conclusive evidence of the approval of, and of that Authorized Officer’s authority to execute, such agreement, instrument or document; and it is

FURTHER RESOLVED, that each the Authorized Officers and the Secretary of the Company is hereby authorized to take any other action and execute and deliver any other agreements, documents, and instrument, including powers of attorney, as any of the Authorized Officers or the Secretary deem necessary or advisable to carry out the purpose and intent of the foregoing resolutions; and it is

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FURTHER RESOLVED, that each of the Authorized Officers and the Secretary of the Company and any attorney-in-fact of the Company is hereby authorized to attest and affix the seal of the Company to any agreement, instrument or document executed pursuant to any of the foregoing resolutions by impressing or affixing such seal thereon or by imprinting or otherwise reproducing thereon a facsimile thereof; and it is

FURTHER RESOLVED, that each act of any of the officers or managers of the Company, or any person or persons designated and authorized to act by any of them, which act would have been authorized by the foregoing resolutions except that such act was taken prior to the adoption of those resolutions, is hereby severally ratified, confirmed, approved and adopted as an act in the name of and on behalf of the Company; and it is

FURTHER RESOLVED, that each action of the Board of Managers, the Authorized Officers and the Secretary of the Company in furtherance of the purposes of the foregoing resolutions, whether taken before or after the adoption or effectiveness of these resolutions is hereby approved, confirmed, ratified and adopted; and it is

FURTHER RESOLVED, that each of the Authorized Officers and the Secretary of the Company is hereby authorized to take any other action and execute and deliver any other agreements, documents, and instrument, including powers of attorney, as any of the Authorized Officers or the Secretary deem necessary or advisable to carry out the purpose and intent of the foregoing resolutions; and it is

FURTHER RESOLVED, that this written consent of the Board of Shellpoint Mortgage Acceptance LLC may be executed in counterparts and by facsimile and Portable Document Format (PDF), each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned members of the Board have set their hands hereto effective as of the date first written above.

/s/ Prue Larocca

Prue Larocca

/s/ Saul I. Sanders

Saul I. Sanders

/s/ Eric Kaplan

Eric Kaplan

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